EXHIBIT 23






          CONSENT OF INDEPENDENT ACCOUNTANTS




Kysor Industrial Corporation
Cadillac, Michigan


We consent to the incorporation by reference in the registration statements of Kysor Industrial Corporation on Form S-8 (as listed below) of our reports dated February 14, 1994, on our audits of the consolidated financial statements and financial statement schedules of Kysor Industrial Corporation as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.

               PLAN                     SEC FILE

     1980 Stock Option and Appreciation Rights Plan    2-67607
     1983 Incentive Stock Option Plan                  2-86346
     1984 Stock Option Plan                            2-99855
     1987 Stock Option and Restricted Stock Plan      33-18438 and 33-30463
     Employee Stock Ownership Plan                    33-27360
     401(K) Savings Plan for Bargaining Employees     33-59420
     401(K) Savings Plan for Non-Bargaining Employees 33-59412
     1993 Long-Term Incentive Plan                    33-71758





Detroit, Michigan
March 25, 1994